                                                                       EXHIBIT 5

                             DEBEVOISE & PLIMPTON
                               875 THIRD AVENUE
                              NEW YORK, NY 10022
                                (212) 909-6000



                                                           August 22, 1997

RACI Holding, Inc.
870 Remington Drive
P.O. Box 700
Madison, North Carolina
27025-0700


                               RACI Holding, Inc.
                       Registration Statement on Form S-8
                       ----------------------------------

Dear Sirs:

     We have acted as counsel to RACI Holding, Inc., a Delaware corporation (the "Registrant"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to 12,500 shares (the "Stock Purchase Plan Shares") of the Registrant's Class A Common Stock, par value $.01 per share, that may be offered and sold by the Registrant under the RACI Holding, Inc. Director Stock Purchase Plan (the "Stock Purchase Plan").

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or

RACI Holding, Inc.                     2                     August 22, 1997


appropriate to enable us to render the opinion expressed below.

     We are of the opinion that the Stock Purchase Plan Shares have been duly authorized and that the Stock Purchase Plan Shares, upon issuance, delivery and payment therefor in accordance with the terms of the Stock Purchase Plan, will be validly issued, fully paid and non-assessable under the laws of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission thereunder.



                                                     Very truly yours,


                                                     /s/ Debevoise & Plimpton